LMP Income Trust
Western Asset Global High Yield Bond Portfolio (N4T9)
Western Asset Emerging Markets Debt Portfolio (N4U0)



Sub-Item 77Q-1
Registrant incorporates by reference Registrant?s 497
Definitive Materials  dated
May 17, 2007 filed on May 17, 2007
(SEC Accession No. 0001193125-07-117573)